   As filed with the Securities and Exchange Commission on November 17, 1999

                                                       Registration No.333-_____

________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                            -----------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                          --------------------------

                                 AUDIBLE, INC.
            (Exact name of registrant as specified in its charter)

                           65 Willowbrook Boulevard
Delaware                    Wayne, New Jersey 07470            22-3407945
                                (973) 890-4070
(State or other   (Address of principal executive offices)   (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation or
organization)
                    Audible, Inc. 1999 Stock Incentive Plan
                           (Full title of the plan)

                                                             Copy to:
   DONALD R. KATZ                                            NANCY A. SPANGLER, ESQ.
   Acting President and Chief Executive Officer              Piper Marbury Rudnick & Wolfe LLP
   Chairman of the Board of Directors                        Commerce Executive Park III,
   Audible, Inc.                                             Suite 610
   65 Willowbrook Boulevard                                  1850 Centennial Park Drive
   Wayne, New Jersey 07470                                   Reston, Virginia 20191-1517
   (973) 890-4070                                            (703) 391-7100

(Name, address and telephone number, including area code, of agent for service)
                              -------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
                                                         PROPOSED MAXIMUM            PROPOSED MAX-
     TITLE OF SECURITIES          AMOUNT TO BE             OFFERING PRICE          IMUM AGGREGATE           AMOUNT OF
      TO BE REGISTERED            REGISTERED/(1)/            PER SHARE(2)         OFFERING PRICE (2)      REGISTRATION FEE(2)
      ----------------            --------------             ---------            -----------------       -------------------
Common Stock (par value $.01           9,000,000               $9.5625                  $86,062,500               $23,925.38
 per share)

------------------------------------------------------------------------------
(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Audible, Inc. Common Stock reported on the Nasdaq National Market on November 10, 1999 (i.e., $9.5625).

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Not required to be included in this Form S-8 Registration Statement pursuant to introductory Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.
               ---------------------------------------

     The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) Prospectus filed pursuant to Rule 424(b)(1) on July 16, 1999, Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 and Quarterly Report on Form 10-Q for the quarter ended September 30, 1999;

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the document referred to in (a) above; and

     (c) Description of Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.  Not applicable.
          -------------------------

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.  None.
          --------------------------------------

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

          As permitted by the General Corporation Law of Delaware ("GCLD"), Section Ninth of the Amended and Restated Certificate of Incorporation (the "Certificate") of Audible, Inc. (the "Corporation") provides for indemnification of directors and officers of the Corporation, as follows:

          To the extent permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

          The Corporation may advance expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification.

          Also, the Corporation's Amended and Restated By-Laws contain indemnification procedures that implement the indemnification provisions of the Certificate. The GCLD permits a corporation to indemnify its directors and officers, among others, against judgments, fines, settlements and reasonable expenses actually incurred by them in connection with any proceedings to which they may be a party by reason of service in those or other capacities, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe that such conduct was unlawful.

     As permitted by the GCLD, Section Eighth of the Corporation's Certificate provides for limitation of liability of directors of the Corporation, as follows:

          No director of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

          If the General Corporation Law of Delaware or any other statute of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors of the Corporation, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the statutes of the State of Delaware, as so amended, and such elimination or limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director provided by the foregoing provisions.

          ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.
          ---------------------------------------------

ITEM 8.   EXHIBITS.
          --------

EXHIBIT
NUMBER    DESCRIPTION
------    -----------

  4.1 Audible, Inc. 1999 Stock Incentive Plan (as adjusted to reflect stock split effective May 1999).

  4.2 Amended and Restated Certificate of Incorporation (incorporated by reference to the Corporation's Registration Statement on Form S-1, as amended (File No. 333-76985)).

  4.3 Amended and Restated By-Laws (incorporated by reference to the Corporation's Registration Statement on Form S-1, as amended (File No. 333-76985)).

  5.1 Opinion of Piper Marbury Rudnick & Wolfe LLP (contains Consent of Counsel) as to the legal validity of securities being registered.

 23.1     Consent of Counsel (contained in Exhibit 5.1).

 23.2     Consent of Independent Accountants.

 24.1     Power of Attorney.

ITEM 9.   UNDERTAKINGS.
          ------------

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Paragraphs 1(i) and 1(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 of Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.


     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     ---- ----

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                               ---- ----

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, State of New Jersey, on the 12th day of November, 1999.


                                 AUDIBLE, INC.


                                By: /s/ Donald R. Katz
                                    ------------------
                                        Donald R. Katz,
                                        Acting President and Chief Executive
                                        Officer
                                        Chairman of the Board of Directors

  Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                   Title                            Date
---------                                   -----                            ----

/s/ Donald R. Katz       Acting President and Chief Executive Officer     November 12, 1999
-------------------
    Donald R. Katz          Chairman of the Board of Directors
                            (Acting Principal Executive Officer)

/s/ Andrew P. Kaplan     Vice President, Finance and Administration       November 12, 1999
--------------------
    Andrew P. Kaplan            and Chief Financial Officer
                         (Principal Financial and Accounting Officer)

     A majority of the Board of Directors (Donald R. Katz, Timothy Mott, R. Bradford Burnham, Thomas P. Hirschfeld, W. Bingham Gordon, Winthrop Knowlton, Richard Brass).

/s/ Donald R. Katz      For Himself and as Attorney-in-Fact               November 12, 1999
--------------------
  Donald R. Katz

                                 EXHIBIT INDEX

Exhibit
Number         Description
------         -----------

4.1 Audible, Inc. 1999 Stock Incentive Plan (as adjusted to reflect stock split effective May 1999).


4.2 Amended and Restated Certificate of Incorporation (incorporated by reference to the Corporation's Registration Statement on Form S-1, as amended (File No. 333-76985)).

4.3 Amended and Restated By-Laws (incorporated by reference to the Corporation's Registration Statement on Form S-1, as amended (File No. 333-76985)).

5.1 Opinion of Piper Marbury Rudnick & Wolfe LLP (contains Consent of Counsel) as to the legal validity of securities being registered.


23.1           Consent of Counsel (contained in Exhibit 5.1).

23.2           Consent of Independent Accountants.

24.1           Power of Attorney.